Exhibit 10.35

ENERSYS

AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS

DEFERRED STOCK UNITS

THIS AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS – DSUs (this “Award Agreement”) is made as of                      (the “Grant Date”) between EnerSys, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Director”).

WHEREAS, the Director is currently a non-employee director of the Company and, pursuant to the EnerSys 2010 Equity Incentive Plan (the “Plan”) and upon the terms and subject to the conditions hereinafter set forth, the Company desires to provide the Participant with an incentive to increase the Director’s interest in the success of the Company through the granting to the Director of deferred stock units (“DSUs”).

1. Grant of Deferred Stock Units. Subject to the provisions of this Award Agreement and pursuant to the provisions of the Plan, the Company hereby grants to the Director the number of DSUs specified on the signature page hereof.

2. Terms Subject to the Plan. This Award Agreement is subject to, and governed by, the provisions of the Plan and unless the context requires otherwise, terms used herein shall have the same meaning as in the Plan. In the event of a conflict between or among the provisions of the Plan and this Award Agreement, the Plan shall control.

3. DSU Account.

a.	The Company shall credit to a bookkeeping account (the “Account”) maintained by the Company, or a third party on behalf of the Company, for the Director’s benefit the DSUs, each of which shall be deemed to be the equivalent of one share of the Company’s common stock, par value $.0.01 per share (each, a “Share”).

b.	Whenever any cash dividends are declared on the Shares, on the date such dividend is paid, the Company will credit to the Account a number of additional DSUs equal to the result of dividing (i) the product of the total number of DSUs credited to the Account on the record date for such dividend and the per Share amount of such dividend by (ii) the Fair Market Value of one Share on the date such dividend is paid by the Company to the holders of Shares.

c.	Whenever any dividends or distributions are declared on the Shares in the form of additional Shares, or there occurs a forward split of Shares, then a number of additional DSUs shall be credited to the Account as of the payment date for such dividend or distribution or forward split equal to (i) the number of DSUs credited to the Account as of the record date for such dividend or distribution or split, multiplied by (ii) the number of additional Shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share.

d.	Any additional DSUs credited under Sections 3(b) and (c) shall be or become vested to the same extent as the underlying DSUs and be settled and distributed on the same date as the underlying DSUs.

4. Vesting. The Director’s rights with respect to the DSUs granted hereunder shall be 100% vested at all times.

5. Forfeiture and Clawback. If, at any time prior to the first anniversary of when the Director ceases service as a director of the Company for any reason, the Director engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to the Director’s service as a director of the Company for which either criminal or civil penalties against the Director may be sought, (ii) material violation of the Company’s policies, or (iii) disclosure or misuse of any confidential information or material concerning the Company, then (A) the DSUs shall be forfeited effective as of the date on which the Director enters into such activity, and (B) the Director shall within ten (10) after written notice from the Company return to the Company the Shares paid by the Company to the Director with respect to the DSUs and, if the Director has previously sold all or a portion of the Shares paid to the Director by the Company, the Director shall pay the proceeds of such sale to the Company.

6. Payment of DSUs. Payment of the Director’s Account shall be made in one lump sum on the date that is six (6) months following the date of the Director’s “separation from service” (within the meaning of Treas. Reg. § 1.409A-1(h)). If the New York Stock Exchange (or any successor exchange or stock market on which shares of the Company’s common stock are traded) is not open on such day, then payment shall be made on the next day the New York Stock Exchange (or any successor exchange or stock market on which shares of the Company’s common stock are traded) is open.

7. Form of Payment. Payments pursuant to Section 6 shall be made in Shares equal to the number of DSUs credited to the Account.

8. Beneficiary. In the event of the Director’s death prior to payment of the DSUs credited to the Account, payment shall be made to the last beneficiary designated in writing that is received by the Company prior to the Director’s death or, if no designated beneficiary survives the Director, such payment shall be made to the Director’s estate.

9. Source of Payments. The Director’s right to receive payment under this Award Agreement shall be an unfunded entitlement and shall be an unsecured claim against the general assets of the Company. The Director has only the status of a general unsecured creditor hereunder, and this Award Agreement constitutes only a promise by the Company to pay the value of the Account on the Payment Date.

10. Nontransferability. Except as permitted by the Plan, this Award Agreement shall not be assignable or transferable by the Director or by the Company (other than to successors of the Company) and no amounts payable under this Award Agreement, or any rights therein, shall be subject in any manner to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, levy, lien, attachment, garnishment, debt or other charge or disposition of any kind.

11. No Guarantee of Membership. The award of DSUs by the Company under this Award Agreement to the Director shall not be deemed to be a contract between the Company and the Director to retain his or her position as a director of the Company.

12. Taxes. The Director shall be solely responsible for all applicable income and self-employment taxes and other wage deductions incurred in connection with the vesting and settlement of the DSUs subject to this Award Agreement. Unless required to do so by applicable law, the Company and its affiliates shall not pay or withhold any Federal, state, local, foreign or other taxes of any kind with respect thereto. Neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold the Director harmless from any or all such taxes.

13. Notices. All notices required or permitted under this Award Agreement shall be in writing and shall be delivered personally or by mailing the same by registered or certified mail postage prepaid, to the other party. Notice given by mail shall be deemed delivered at the time and on the date the same is postmarked.

Notices to the Company should be addressed to:

EnerSys

2366 Bernville Rd.

Reading, PA 19605

Attention: General Counsel

Notices to the Director should be addressed to the Director at the Director’s address as it appears on the Company’s records. The Company or the Director may by writing to the other party, designate a different address for notices.

14. Successors and Assigns. This Award Agreement shall inure to the benefit of and be binding upon the heirs, legatees, distributees, executors and administrators of the Director and the successors and assigns of the Company.

15. Governing Law. This Award Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, other than its conflict of laws principles.

16. Entire Agreement; Modification. This Award Agreement and the Plan constitute the entire agreement between the parties relative to the subject matter hereof, and supersede all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Award Agreement. This Award Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

17. Severability. The invalidity, illegality or unenforceability of any provision of this Award Agreement shall in no way affect the validity, legality or enforceability of any other provision.

IN WITNESS WHEREOF, this Award Agreement has been executed by the Company and the Director, effective as of the date on the first page of this Award Agreement.

ENERSYS

By:
John D. Craig Chairman, President & CEO

_______________________________________
_____________, Director

Date of Grant: ___________

Number of DSUs: ___________